                         NOBLE HOUSE OF BOSTON, INC.

                ADVERTISING AND PROMOTIONAL SERVICES AGREEMENT


      This Agreement (the "Agreement") is made on this 5th day of April 1999, between NOBLE HOUSE OF BOSTON, INC., a Florida corporation ("NHOB") and Ultimate Sports Entertainment, Inc. a Nevada corporation ("Client").

      Whereas, NHOB is in the business of planning, developing and implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services"); and

      Whereas, Client wants to engage NHOB to prepare and implement an advertising and promotional campaign for Client.

      Now, therefore, in consideration of the mutual promises contained herein and other GOOD and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1) Advertising and Promotional Services; Term Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in the Agreement, NHOB agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A to this Agreement and incorporated herein by reference., for the period commencing on the later of the date that this Agreement is executed and delivered by Client or the date that NHOB receives payment of its fees as provided below (the "Effective Date") and expiring on the 180'h day following the effective date of this Agreement (the "Term").

2) Obligations and Responsibilities of Client As of the date hereof and during the Term of this Agreement, Client agrees as follows.

      a) Representation and Warranties.

      Client represents and warrants to NHOB that:

      i) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

      ii) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder. The Client has taken all necessary action to approve the execution and delivery of this Agreement and performance of all obligations of Client in this Agreement.

      iii) Valid and Binding Agreement. Client has duly executed and delivered this Agreement, which is the valid and binding obligation of Client, enforceable AGAINST it in accordance with its terms.

      iv) No Violation. The execution, delivery and performance of this Agreement by Client does not and will not violate any provisions of the certificate of incorporation or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or government. Client is not required to request action of, or filing with, any governmental or public body or authority in connection with the execution, delivery or performance of this Agreement.

      v) Litigation. No action, suit or proceeding is pending against, threatened or otherwise affecting the Client or any of its properties before any court, arbitrator or governmental body or administrative agency and none of the persons owning beneficially or of record more than 10% of the outstanding capital stock of the Client, or any of the directors or officers of Client, is a party to any action, suit or proceeding before any federal or state court, arbitrator or governmental body or administrative agency (other than routine traffic violations) and no such person has been a party to any such proceedings for more than the past five years.

      vi) Accuracy of Information. The Client has furnished information to NHOB regarding the business, operations, financial condition (including financial statements), business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package"). Client represents and warrants that the Information Package is true, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3)    Covenants and Agreements.

      Client covenants and agrees to the following-

      a) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to NHOB and for the accuracy and completeness of the contents of all materials prepared by NTHOB for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B to this Agreement as the duly authorized representatives of Client for purposes of certifying to NEOB the accuracy of all documents, advertisements or other materials prepared by NHOB for and on behalf of Client. The Client agrees to promptly advise NEOB in WRITING of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any document prepared by NHOB for and on behalf of Client misleading in any material respect.

      b) Client hereby agrees that NHOB and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until NHOB is advised in writing by an authorized representative of Client that the information previously furnished to NHOB is inaccurate or incomplete in any material respect. Client acknowledges that NHOB shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows- NTHOB shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that NHOB will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

             i) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principals consistently applied ("GAAP").

             ii) Financial and Other Information. Client agrees to furnish to NHOB the following information:

                  (1) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

                  (2) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

                  (3) Noble House of Boston, Inc. Reliance on Client's Full
                      Disclosure. Client will provide, or cause to be provided, to NHOB all financial and other information requested by NHOB for rendering its services pursuant to this Agreement. Client recognizes and confirms that NHOB will use such information in performing the services contemplated by this Agreement without independently verifying such information and that NHOB does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to NHOB.

                  (4) The persons executing this Agreement on behalf of Client agree to keep NHOB promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

                  (5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

4) Compensation. In consideration of the Advertising and Promotional Services to be performed by NHOB hereunder, Client hereby agrees to compensate NHOB in the manner in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto. In addition to the compensation to be paid to NHOB as provided in Exhibit C, Client shall reimburse NHOB promptly after a written request therefor accompanied by appropriate documentation, for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of NHOB's counsel, if any) incurred in connection with providing services hereunder or to the extent provided in Exhibit C.

5) Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to NHOB and for the contents of all materials, advertorials and other information prepared by NHOB for an on behalf of Client as provided herein and Client agrees to indemnity NHOB in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

6) Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by NTHOB to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of NHOB to provide it with information on which it may rely in providing services hereunder and nothing contained in the Agreement shall be construed as permitting or obligating NBOB to act as a financial or business advisor or consultant to Client, as permitting or obligating
      NHOB to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of NHOB with respect to provisions of services hereunder and NHOB shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than explicitly and specifically stated in the Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own CHOOSING in connection with the negotiation and execution of the Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof

7) Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of NHOB pursuant to Section 3 of this Agreement and to comply with the indemnification provisions pursuant to Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, NHOB and in the case of the indemnity agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under Sections 3 and 4 of this Agreement shall be full earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

8) Terminatiom NHOB shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing Advertising and Promotional Services pursuant to this Agreement if NHOB, in the exercise of its reasonable judgement, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements continued herein or if any federal or state governmental agency or instrumentally institutes an investigation or suite against Client or pertaining to the services hereunder.

9) Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of NEOB or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of NHOB or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that NHOB and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to NHOB which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, NHOB shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of NHOB or of any affiliate or subsidiary of NHOB. Nothing herein shall be construed as prohibiting NHOB from pursuing any other remedies available to NHOB for such breach or threatened breach, including recovery of damages from Client. The undertaking herein shall survive the termination or cancellation of the Agreement for three years.

10)   Miscellaneous.

      a) Governing Lam This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Seminole County, in the State of Florida (without regard to the principles of conflicts of laws)

      b) Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      c) Cumulation of Rights and Remedies. No right or remedy of NHOB under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other fight and remedy now or hereafter existing, whether by contract, at law, or in equity.

      d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

      e) Payment of Fees and Expenses on Enforcing Agreement In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

      f) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgement. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received three business days after the date of mailing.

         ULTMATE SPORTS ENTERTAINNIENT, INC.
         Attn: Frederick R. Licht
         Fax: (310)

         NOBLE HOUSE OF BOSTON, D4C.
         Attn: Douglas Carley, President
         Fax: (407) 339-7462

      g) Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

      h) Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

      In Witness "Whereof, the parties have executed this Agreement as of the date first above written.

 Attest:



By:                                    By: /s/ Fredeirck R. Licht
     Secretary                                     Frederick R. Licht, President

 [Corporate Seal)



Attest:                                NOBLE HOUSE OF BOSTON, INC.


By: /s/ Rob Karbowsky                  By: /s/ Douglas Carley
       Secretary                                   Douglas Carley, President

[Corporate Seal]

                                   EXHIBIT A

                      Advertising and Promotional Services

The services to provided are as follows:

     1. NHOB will contact market makers, money managers, fund managers, hedge fund managers and/or a minimum of eighteen hundred (1,800) retail brokers who will review Client's company. This process will begin immediately upon NHOB receiving the compensation and expense advancement as set forth Exhibit "C", and the Client's current shareholder list and printed materials. Follow-up with shareholders, brokers, funds and institutions will be done as well.

     2. NHOB will distribute the Information Package to all inquiring brokers. The Client shall supply the necessary materials for the Information Package and update it on a continual basis at Client's cost. If
          Client requests assistance from NHOB in assembling and/or creating a typical Information Package, then NHOB will charge Client for its assistance. NHOB's charges for assisting Client in assembling and/or creating the Information Package shall be an expense item and invoiced under term net 30 days. The cost of mailing the Information Package to all inquiring brokers shall be an expense item and shall be invoiced under term net 30 days.

     3. Preparation of a customized Client "Bullet Sheet," a one-page investor fact sheet, is to be sent to every broker who shows interest in the Client's stock.

     4.   NHOB shall research prepare and publish the "The Buy-Line Report" an
          (8) to (10) page special report, providing an in-depth overview of Client. This marketing piece is specifically targeted to investors and brokers interested in the emerging growth sector of the financial market.

     5. NHOB will provide assistance in review of documentation to be sent to brokers. If travel is required, the Client will pay transportation and hotel expenses for NHOB's employees. The transportation and hotel expenses shall be an expense item and invoiced under term net 30 days or paid in advance by Client.

     6. NHOB will arrange a Due Diligence Dinner meeting. This meeting will include a corporate overview presentation by the Client's top management. The Client shall pay all of the costs of the Due Diligence Dinner meeting, including, but not limited to, the invitations, the meeting room, meals, beverages, and the facilitator employed to coordinate the dinner and the meeting. The cost of the Due Diligence Dinner meeting is an expense advancement item.

     7. Wall Street Watchdog, NHOB's media arm, will provide Client with a number of channels to market:

          A) An interview or advertorial on "The Wall Street Watchdog Radio Show," a weekly one hour investment program reaching two million people.

          B) Sixty-second commercials on the Watchdog radio show promoting your company. Leads generated off the show would go through NHOB broker network for follow-up.

          C) "The Wall Street Watchdog Alert," a condensed corporate profile transmitted by fax to over 3,000 brokers. This newsletter will be sent out a second time with an update.

          D) We will market Client through The Watchdog Wire Service, a comprehensive database of financial media along with buy and sell side institutions. It contains over 300,000 contacts such as analysts, portfolio managers, brokers, institutional investors and many more.

          E) Consultation with Client on their web site in order to make it more investor-friendly or if a web site doesn't exist, consultation on developing and maintaining a company web site.

          F) "The Wall Street Watchdog Report," a two page snapshot of your company that includes interviews with top management personnel, updated news on Client and reasons why to invest in Client.

          H) WSW will provide public relations exposure on Client press releases to newsletter writers, trade publications and financial GURUS. WSW will also provide story ideas on Client for feature articles to generate investor awareness of Client.

     8.   Performance by Client.

          A) Client is required to do a Standard & Poor's listing at the Client's expense.

          B) Client is required to provide NHOB with all S& P listings on their attorney's letterhead.

          C) Client will provide its shareholders with audited financials on a yearly basis and unaudited financials on quarterly basis.

          D) Client will use its reasonable best efforts to register or qualify any shares of common stock of Client under the securities or blue sky laws of such jurisdictions as any broker or market maker may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such broker or market maker to consummate the disposition in such jurisdictions of shares of common stock of Client, provided that the Client will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

      The parties hereto by signing this Exhibit in the space provide below signify their agreement regarding the service to be provided by NHOB under the Agreement.

               ULTIMATE SPORTS ENTERTAINMENT, INC.

          By: /s/ Frederick R. Licht,President

            Frederick R. Licht, President




                 NOBLE HOUSE OF BOSTON, INC.

          By: /s/ Douglas Carley,President

            Douglas Carley, President

                                   EXHIBIT B


      Client hereby designates the following person or persons to act on its behalf for the purpose set forth in Section 2.B. (1) of the Agreement.

/S/ Frederick R. Licht                 /s/ FR LICHT


DIRECTOR (PLEASE SIGN)                 DIRECTOR (PLEASE PRINT)



PRESIDENT (PLEASE SIGN)                PRESIDENT (PLEASE PRINT)


                                       /s/Paul Fairchild
VICE PRESIDENT (PLEASE SIGN)           VICE PRESIDENT (PLEASE PRINT)

                                   EXHIBIT C

                                 COMPENSATION

      1. Upon the execution and delivery of the Agreement, Client agrees to remit to NEOB in cash or, at the option of Client, to issue NHOB two hundred thousand (200,000) shares of unrestricted Common Stock of the Client (the "Shares"), which Shares shall be duly and validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive right of any stockholders of Client. The Shares will be issued in compliance with the requirements of the Securities Act of 1933 (the "Act) and the General Rules and Regulation promulgated under the Act and shall be unrestricted, unencumbered and freely tradable on the stock exchange or other electronic trading system on which the Shares are listed for trade.

      2. Client shall pay to NHOB one hundred fifty thousand restricted Shares, concurrently with the issuance of the Shares, Client will execute and deliver the Registration Rights Agreement attached hereto as Exhibit E under which the Client agrees to register the Shares for sale in compliance with the Act and to comply with all conditions necessary or required to enable the Shares to be sold pursuant to the General Rules and Regulation under the Act.

      3. The Shares, if any, to be issued to NHOB shall be approved for issuance in accordance with the rules and regulations of any stock exchange or other electronic trading system on which the Shares are listed for trading and shall be issued in compliance with all appropriate federal or state governmental rules and regulations.

      4. Client acknowledges that the consideration to be paid to NHOB shall be fully earned on the date that NHOB commences providing services under the Agreement.

      5. Client agrees to pay or reimburse NHOB for all expenses arising out of or related to the provision of services by NHOB under the Agreement to the extent provided in the Agreement and/or in Exhibit A thereto.

The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.

                                       Ultimate Sports Entertainment, Inc.

                                       By: /s/Frederick R. Licht, Pres.
                                           Frederick R. Licht, President


                                       NOBLE HOUSE OF BOSTON, INC.

                                       By: /s/Douglas Carley Pres.
                                           Douglas Carley, President

                                     EXHIBIT D

                                  INDEMNIFICATION


      Client acknowledges and agrees that if, in connection with the services or matters that are the subject of or arise out of such Agreement, NHOB becomes involved (whether or not as a named party) in any action, claim or LEGAL proceeding (including any governmental inquiry or investigation), Client agrees to reimburse NHOB for its reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) as they are incurred by NHOB. Client also agrees to indemnify and hold NHOB harmless against any losses, claims, damages or liabilities, joint or several, as incurred, to which NHOB may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts committed by NHOB without the knowledge and/or consent of Client. In the event that the foregoing indemnity is unavailable by operation of law, the Client shall contribute to amounts paid or payable by NHOB in respect of such losses, claims, damages and liabilities in the proportion that Client's interest bears to NHOB 's interest in ihe matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, the Client shall contribute to such amount paid or payable by NHOB in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and NHOB on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

      Promptly after NHOB 's receipt of notice of the commencement of any action or of any claim, NHOB will, if a claim in respect thereof is to be made against Client under this Indemnity Agreement, notify Client of the commencement thereof In case any such action or claim is brought against NHOB, Client will be entitled to participate therein and, to the extent that Client may wish, to assume the defense thereof, with counsel satisfactory to NHOB. After notice form Client to NHOB of Client's election to so assume the defense thereof, Client will not be liable to NHOB for indemnification as provided in the preceding paragraph for any legal fees, disbursements of counsel or other expenses subsequently incurred by NHOB, in connection with the defense thereof other than reasonable costs of investigation; provided that NHOB shall have the right to employ separate counsel if, in the reasonable judgment of NHOB 's counsel, it is advisable for NHOB to be represented by separate counsel or if in the reasonable judgement of NHOB 's counsel, Client is not vigorously and actively defending against any such claim of claims, and in either such event the reasonable legal fees and disbursements of such separate counsel shall be paid by Client.

      The foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of NHOB 's engagement under the Agreement and shall be in addition to any rights that NHOB may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control NHOB, be controlled by NHOB or be under common control with NHOB and to NHOB 's, and to each such other person's respective affiliates, directors, officers, employees and agents. This Indemnification Agreement shall be binding on any successor Client.

      Client represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client, enforceable against Client according to its terms.

      This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law, and the forum for resolution of legal and interpretative issues shall be the Federal District courts in the State of Florida.

      The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.

                                       Ultimate Sports Entertainment, Inc.

                                       By: /s/Frederick R. Licht
                                           Frederick R. Licht, President


                                       NOBLE HOUSE OF BOSTON, INC.


                                       By: /s/Douglas Carley    -
                                           Douglas Carley, President

                                     EXHIBIT E

                           REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights Agreement") is made and entered into as of April 5, 1999 by and between Noble House of Boston, Inc., a Florida corporation (NHOB), and Ultimate Sports Entertainment, Inc., a Nevada corporation (the Client).

      WHEREAS, NHOB concurrently with the execution of this Registration Rights Agreement is acquiring shares of the Client's common stock, par value $001 per share ("Common Stock") and/or options to purchase shares of Common Stock; and

      WHEREAS, as a condition to such acquisition, the parties are willing to enter into the agreements contained herein.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     Section 1. DEFINITIONS

           "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person.

           "Agreement" means the Public Relations and Advertising Agreement dated as of the date of this Registration Rights Agreement between NHOB and Client.

           "Client" is defined in the Preamble to this Registration Rights Agreement.

           "Common Stock" is defined in the Recitals to this Registration Rights Agreement.

           "NHOB" is defined in the Preamble to this Registration Rights Agreement.

           "Holder" is defined in Section 2.1 hereof

           "Lock-Up Period" is defined in Section 2.1 hereof

           "Options" mean the Options issuable, in certain circumstances, pursuant to the Agreement, which are exercisable for Common Stock.

           "Other Holders" is defined in Section 4.3 hereof

           "Permitted Transfer" is defined in Section 2.2 hereof

           "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof

           "Piggyback Notice" is defined in section 4.1 hereof

            "Piggyback Registration" is defined in Section 4.1 hereof

           "Registerable Securities" means (i) the Common Stock issued to NHOB pursuant to the Agreement, (ii) any Common Stock issued to NHOB pursuant to the exercise of Options, and (iii) any securities issued or issuable with respect to the Common Stock referred to in clauses (i) or (ii) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

           "Registration Rights Agreement" is defined in the Preamble to the Registration Rights Agreement.

           "Registration Expenses" is defined in Section 6.1 hereof

           "Restricted Securities" is defined in Section 2.1 hereof

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

           "Transfer" is defined in Section 2.1 hereof

     Section 2. RESTRICTIONS ON TRANSFER

           2.1 LOCK-UP PERIOD. Without the express prior written consent of the Client, NHOB agrees that, except as set forth in Section 2.2 below, it will not, directly or indirectly, offer, sell, contract to sell or otherwise dispose of (or announce any offer, sale, contract of sale or other disposition of) ("Transfer") any Registerable Securities of Options (collectively, "Restricted Securities") prior to the first anniversary following the date of this Registration Rights Agreement.

           2.2 PERMITTED TRANSFERS. The restrictions contained in this
Section 2 will not apply with respect to any of the following transactions (each, a "Permitted Transfer"):

                 2.2.1 a natural person may Transfer Restricted Securities to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which such family members or such transferee retains the entire beneficial interest;

                 2.2.2 NHOB may (A) Transfer Restricted Securities to one or more other entities that are wholly owned and controlled, legally and beneficially, by NHOB or an Affiliate, or (B) Transfer Restricted Secunities by distributing such Restricted Securities in a liquidation, winding up or otherwise without consideration to the equity owners of such corporation, partnership or business entity or to any other corporation, partnership or business entity that is wholly owned by such equity owners; or (C) Transfer Restricted Securities to a director, officer or key employee of NHOB or Affiliate;

                2.2.3 a transferee acquiring Restricted securities in a Permitted Transfer may Transfer Restricted Securities on his or her death or mental incapacity to such Person's estate, executor, administrator or personal representative or to such Person's beneficiaries pursuant to a devise or bequest or by the laws of descent and distribution; or

                2.2.4 NHOB or any transferee acquiring Restricted Securities in a Permitted Transfer may Transfer Restricted Securities pursuant to an effective Registration Statement as provided herein or pursuant to an exemption from the registration requirements of the Securities Act.

If any Person Transfers Restricted Securities as described in this Section 2.2, such Restricted Securities shall remain subject to the Registration Rights Agreement and, as condition of the validity of such Transfer, the transferee shall be required to execute and deliver a counterpart of this Registration Rights Agreement. Thereafter, such transferee shall be deemed a Holder for purposes of this Registration Rights Agreement.

           2.3 RIGHTS OF SUBSEQUENT HOLDER. Subject to the forgoing restrictions, the Client and NHOB hereby agree that any subsequent holder of Registerable Securities shall be entitled to all benefits hereunder as a holder of such securities.

     Section 3. DEMANDS FOR REGISTRATION.

           1.1 DEMAND PERIOD From the date hereof, until the date which is four years from the date hereof (the "Demand Period"), subject to the terms and conditions of this Registration Rights Agreement, NHOB and the Permitted Transferees will have in the aggregate three opportunities, in addition to other rights enumerated in this Registration Pights Agreement, to request registration under the Securities Act of all or part of itsRegisterable Securities (a "Demand Registration"). The Holders of 50% or more of the Registerable Securities shall have the right to exercise the registration rights under this Section 3.

     3.2  DEMAND PROCEDURE.

                3.2.1. Subject to Sections 3.2.2 and 3.2.4 below, during the Demand Period any Holder or combination of Holders (the "Demanding Shareholders") owning 50% or more of the Registerable Securities may deliver to the Client a written request (a "Demand Registration Request") that the Client register any or all such Demanding Shareholders' Registerable Shares.

                3.2.2 Holders, taken together, may only make one Demand Registration Request in each six-month period during the Demand Period (the "Interim Demand Periods"). The Client shall only be required to file one registration statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to each Demand Registration Request.

                3.2.3 A Demand Registration Request from Demanding Shareholders shall (i) set forth the number of Registerable Securities intended to be sold pursuant to the Demand Registration Request (ii) disclose whether all or any portion of a distribution pursuant to such registration will be sought by means of an underwriting, and (iii) identify any managing underwriter or managing underwriters proposed for the underwritten portion, if any, of such registration.

                3.2.4 If during any Interim Demand Period, the Client receives a Demand Registration Request from Demanding Shareholders for the registration of 9 Registerable Securities having an aggregate market value of $100,000 or greater, as determined according to the closing price of the Common Stock on the NASDAQ National Market, on the Bulletin Board or in the Pink Sheets on the date of such Demand Registration Request, then the Client shall, subject to the limitations in Sections 3.2.5 and 3.2.6 hereof, (i) use its reasonable best efforts to prepare and file within 330 days of receipt of the Demand registration request with the SEC a registration statement under the Securities Act with respect to all Registerable Securities that the Demanding Shareholders requested to be registered in the Demand Registration Request, (ii) use its reasonable best efforts to cause such registration statement to become effective within 75 days of receipt of the Demand Registration Request, and (iii) if such registration can be accomplished by means of a registration statement on Form S-3, keep such registration statement effective until such time as the Demanding Shareholders shall have sold or otherwise disposed of all of their Reaisterable Securities included in the registration. If such registration cannot be accomplished by means of a registration statement on Form S-3, the Client shall use its reasonable best efforts to keep such registration statement effective for at least 180 days.

                3.2.5 The parties anticipate that the registration contemplated under this Section 3) will be accomplished by means of the filing of a Form S-3, and that registration on such form will allow for different means of distribution, including sales by means of an underwriting as well as sales into the open market. If the Demanding Shareholders desire to distribute all or part of the Registerable Securities covered by their request by means of an underwriting, they shall so advise the Client in writing in their initial Demand Registration Request as described in Section
3.2.3 above. A determination of whether all or part of the distribution will be by means of an underwriting shall be made by Demanding Shareholders holding a majority of the Registerable Securities to be included in the registration. If all or part of the distribution is to be by means of an underwriting, all subsequent decisions concerning the underwriting which are to be made by the Demanding

Shareholders pursuant to the terms of this Registration Rights Agreement, which shall include the selection of the underwriter or underwriters to be engaged and the representative, if any, of the underwriters so engaged, shall be made by the Demanding Shareholders who hold a majority of the Registerable Securities to be included in the underwriting, subject to approval by the Board of Directors of the Client.

                3.2.6 Upon the receipt by the Client of a Demand Registration Request in accordance with Section 3.2.4 hereof, the Client shall, within ten days following receipt of such Demand Registration Request, give written notice of such request to Holders. The Client shall include in such notice information concerning whether all, part or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, may require Holders to notify the Client of the means of distribution of their Registerable Securities to be included in the registration. If any Holder who is not a Demanding Shareholder desires to sell any Registerable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registerable Securities included in the registration statement by notifying the Client in writing (a "Supplemental Demand Registration Request") within 20 days of receiving notice of the Demand Registration Request from the Client. The right of any Holder to include all or any portion of its Registerable Securities in an underwriting shall be conditioned upon the Client's having received a timely written request for such inclusion by way of a Demand Registration Request or Supplemental Demand Registration Request (which right shall be further conditioned to the extent provided in this Registration Rights Agreement). AN Holders proposing to distribute their Registerable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

                3.2.7 Notwithstanding any other provision of this Section 3, if an under-writer advises the Client in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares of Registerable Securities that may be included in the underwriting shall be allocated among the Holders in proportion (as nearly as practicable) to the respective amounts of Registerable Securities each Holder owns (or in such other proportion as they shall mutually agree). Registerable Securities excluded or withdrawn from the underwriting in accordance with this Section 3.2.7 shall be withdrawn from the registration.

           3.3 PRIORITY ON REQUEST REGISTRATION. The Client will not include in any Demand Registration any securities which are not Registerable Securities without the prior written consent of the Holders of a majority of the shares of Registerable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Client in writing that in their opinion the number or Registerable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the shares of Registerable Securities initially requesting registration, the Client will include in such registration prior to the inclusion of any securities which are not Registerable Securities the number of shares of Registerable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within such acceptable price range, pro rata among the respective Holders thereof on the basis of the number of shares of Registerable Securities owned by each such Holder.

     Section 4. PIGGYBACK REGISTRATIONS

           4.1 RIGHT TO PIGGYBACK. If the Client proposes to undertake an offering of shares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registerable Securities (a "Piggyback Registration"), each such time the Client will give prompt written notice to all Holders of Registerable Securities of its intention to effect such a registration (each, a "Piggyback Notice") and, subject to Sections 4.3 and
4.4 hereof, the Client will use its best efforts to cause to be included in such registration all Registerable Securities with respect to which the Client has received written requests for inclusion therein within 20 days after the date of sending the Piggyback Notice.

           4.2 PRIORITV ON PRIMARV REGISTRATIONS. If a Piggyback Registration is an under-written primary registration on behalf of the Client, and the managing underwriters advise the Client in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Client, the Client will include in such registration (a) first, the securities the Client proposes to sell and (b) second, the Registerable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registerable Securities pursuant to registration rights, pro rata among the holders of Registerable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

           4.3 PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Client's securities other than the Holders of Registerable Securities (the "Other Holders"), and the managing underwriters advise the Client in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in a orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Client will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration and (b) second, the Registerable Securities requested be include in such resignation hereunder, pro rata amount the Holders of Registerable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder.

           4.4 SELECTION OF UNDERWRITERS. In the case of an underwritten Piggyback Re2istration, the Client will have the right to select the investment banker(s) and managers(s) to administer the offering.

     Section 5. REGISTRATION PROCEDURES.

           5.1 REGISTRATION. Whenever the Holders of Registerable Securities have requested that any Registerable Securities be sold pursuant to this Registration Rights Agreement, the Client will use its reasonable best efforts to effect the registration and the sale of such Registerable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Client will as expeditiously as possible:

                5.1.1 REGISTRATION STATEMENT. Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its reasonable best efforts to cause such registration statement to become effective.

                5.1.2 AMENDMENTS AND SUPPLEMENTS. -Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Registration Rights Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

                5.1.3 PROVISIONS OF COPIES. Promptly furnished to each seller of Registerable Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller.

                5.1.4 BLUE SKY LAWS. Use its reasonable best efforts to register or qualify such Registerable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller, PROVIDED, that the Client will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 5.1.4, (b) subject itself to taxation in any such jurisdiction or (c) consent to general service of process in any such jurisdiction.

                5.1.5 ANTI-FRAUD RULES. Promptly notify each seller of such Registerable Securities when a prospectus relating thereto is required to be delivered under Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any such seller, the Client will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, PROVIDED, that the Client will not take any action which causes the prospectus included in such registration statement to contain an untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading, except as permitted by Section 5.5.

                5.1.6 SECURITIES EXCHANGE LISTING. Use its reasonable best efforts to cause all such Registerable Securities to be listed on each securities exchange on which securities of the same class issued by the Client are then listed and use its reasonable best efforts to qualify such Registerable Securities for trading on each system on which securities of the same class issued by the Client are then qualified.

                5.1.7 UNDERWRITING AGREEMENT. Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registerable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

                5.1.8 DUE DILIGENCE. Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Client, and cause the Client's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement.

                5.1.9 EARNING STATEMENT. Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Client's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section I I (a) of the Securities Act and Rule 158 thereunder.

                5.1.10 DEEMED UNDERWRITERS OR CONTROLLING PERSONS. Permit any Holder of Registerable Securities which Holder, in such Holder's reasonable judgment, might be deemed to be an underwriter or a controlling person of the Client, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Client and furnished to the Client in writing, which in the reasonable judgment of such Holder and its counsel should be included.

                5.1.11 MANAGEMENT AVAILABILITY. In connection with under-written offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration comparable statement, for due diligence meetings and for "road show" meetings.

                5.1.12 STOP ORDERS. Promptly notify Holders of the Registerable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Securities included in such registration statement for sale in any jurisdiction, the Client will use its reasonable best efforts promptly to obtain the withdrawal of such order.

                5.1.13 OPINIONS. At each closing of an under-written offering, request opinions of counsel to the Client and updates thereof (which opinions and updates shall be reasonably satisfactory to the underwriters of the Registerable Securities being sold) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders or their counsel.

                5.1.14 COMFORT LETTER. Obtain a cold comfort letter and related bring down letters from the Client's independent public accountants addressed to the selling Holders of Registerable Securities in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders of a majority of the Registerable Securities being sold reasonably request.

      5.2 FURTHER INFORMATION. The Client may require each Holder of Registerable Securities to furnish to the Client in writing such information regarding the proposed distribution by such Holder of such Registerable Securities as the Client may from time to time reasonably request.

      5.3 NOTICE TO SUSPEND OFFERS AND SALES. Each Investor severally agrees that, upon receipt of any notice from the Client of the happening of any event of the kind described in Sections 5.1.5 or 5.1.12 hereof, such Investor will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 5.1.5 or until the withdrawal of such order under Section 5.1.12.

      5.4 REFERENCE TO HOLDERS. If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Client and if, in the Holder's reasonable judgement, such Holder is or might be deemed to be a controlling person of the Client, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Client and presented to the Client in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Client's securities covered thereby and that such holdings does not imply that such Holder will assist in meeting any future financial requirements of the Client, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder, PROVIDE that with respect to this clause (b) such Holder shall furnish to the Client an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Client.

      5.5 CLIENT'S ABILITY TO POSTPONE. Notwithstanding anything to the contrary contained herein, the Client shall have the right twice in any twelve month period to postpone the filing of any registration statement under Sections 3 or 4 hereof or any amendment or supplement thereto for a reasonable period of time (all such postponements not exceeding 90 days in the aggregate in any twelve month period) if the Client furnishes the Holders of Registerable Securities a certificate signed by the Chairman of the Board of Directors or the President of the Client stating that, in its good faith judgment, the Client's Board of Directors (or the executive committee thereoO has determined that effecting the registration at such time would materially and adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, or would require the Client to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Client.

     Section 6. REGISTRATION EXPENSES.

           6.1 EXPENSE BORNE BY CLIENT. Except as specifically otherwise provided in Section 6.2 hereof, the Client will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Client and all independent certified public accountants and other Persons retained by the Client in connection with such registration (all such expenses borne by the Client being herein called the "Registration Expenses").

           6.2 EXPENSE BORNE BY SELLING SECURITYHOLDERS. The selling securityholders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Client), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling securityholders divided among such securityholders (including the Client and holders of the Client's securities other than Registerable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such securityholder, or as such securityholders may otherwise agree.

     Section 7. INDEMNIFICATION SECTION.

           7.1 INDEMNIFICATION BY CLIENT. The Client agrees to indemnify, to the fullest extent permitted by law, each Holder of Registerable Securities and each Person who controls (within the meaning of the Securities Act) such Holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, damages and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Client.

      5.5 CLIENT'S ABILITY TO POSTPONE. Notwithstanding anything to the contrary contained herein, the Client shall have the right twice in any twelve month period to postpone the filing of any registration statement under Sections 3 or 4 hereof or any amendment or supplement thereto for a reasonable period of time (all such postponements not exceeding 90 days in the aggregate in any twelve month period) if the Client furnishes the Holders of Registerable Securities a certificate signed by the Chairman of the Board of Directors or the President of the Client stating that, in its good faith Judgment, the Client's Board of Directors (or the executive committee thereof) has determined that effecting the registration at such time would materially and adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, or would require the Client to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Client.

     Section 6. REGISTRATION EXPENSES.

           6.1 EXPENSE BORNE BY CLIENT. Except as specifically otherwise provided in Section 6.2 hereof, the Client will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Client and all independent certified public accountants and other Persons retained by the Client in connection with such registration (all such expenses borne by the Client being herein called the "Registration Expenses").

           6.2 EXPENSE BORNE BY SELLING SECURITYHOLDERS. The selling securityholders will be responsible for payment of their own legal fees (if they retain legal counsel separate from that of the Client), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder, with any such expenses which are common to the selling securityholders divided among such securityholders (including the Client and holders of the Client's securities other than Registerable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such securityholder, or as such securityholders may otherwise agree.

     Section 7. INDEMNIFICATION -SECTION.

           7.1 INDEMNIFICATION BY CLIENT. The Client agrees to indemnify, to the fullest extent permitted by law, each Holder of Registerable Securities and each Person who controls (within the meaning of the Securities Act) such Holder against all loses, claims, damages, liabilities and expenses in connection with defending against any such losses, claims, DAMAGES and liabilities or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of any violation by the Client of any rules or regulation promulgated under the Securities Act applicable to the Client and relating to action or inaction required of the Client in connection with such registration, except insofar as the same are (1) contained in any information furnished in writing to the Client by such Holder expressly for use therein,
(ii) caused by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto, or (iii) caused by such Holder's failure to discontinue disposition of shares after receiving notice from the Client pursuant to Section 5.3 hereof In connection with an underwritten offering, the Client will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registerable Securities.

           7.2 INDEMNIFICATION BY HOLDER. In connection with any registration statement in which a Holder of Registerable Securities is participating, each such Holder will furnish to the Client in writing such information as the Client reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Client, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Client against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registerable Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Client.

           7.3 ASSUMPTION OF DEFENSE BY INDEMNIFYING PARTY. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for anv settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          7.4 BINDING EFFECT. The indemnification provided for under this Registration Rights Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Client also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Client's indemnification is unavailable for any reason. Each Holder or Registerable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder's indemnification is unavailable for any reason.

     Section 8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person-s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     Section 9. MISCELLANEOUS.

          9.1 NO INCONSISTENT AGREEMENTS. The Client will not hereafter enter into any agreement with respect to its securities, which violates the rights granted to the Holders of Registerable Securities in this Registration Rights Agreement.

          9.2 REMEDIES. Any Person having rights under any provision of this Registration Rights Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Registration Rights Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provision of this Registration Rights Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Registration Rights Agreement.

          9.3 TERM. Except for the provisions of Section 7 or as specifically otherwise provided herein, the provisions of this Registration Rights Agreement shall apply until such time as all Registerable Securities have ceased to be Registerable Securities hereunder but in no event later than three years from the date of this Registration Rights Agreement.

          9.4 AMENDMENTS AND WAIVERS. Except as otherwise specifically provided herein, this Registration Rights Agreement may be amended or waived only upon the prior written consent of the Client and of the Holders of a majority of the then outstanding shares of Registerable Securities

          9.5 SUCCESSORS AND ASSIGNS. Subject to Section 2 hereof, all covenants and agreements in this Registration Rights Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of (i) the respective successors and assigns of the parties hereto whether so expressed or not and (ii) the persons referred to in clause (iv) of the definition of Registerable Securities. In addition, whether or not any express assignment has been made but subject in any case to Section 2 hereof, the provisions of this Registration Rights Agreement which are for the benefit of NHOB or Holders of Registerable Securities are also for the benefit of, and enforceable by, any subsequent holder of such securities so long as such securities continue to be restricted securities, as that term is defined in Securities Act Rule 144.

          9.6 SEVERABILITY. Whenever possible, each provision of this Registration Rights Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Registration Rights Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Registration Rights Agreement.

           9.7 COUNTERPARTS. This Registration Rights Agreement may be executed simultaneously in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Registration Rights Agreement.

           9.8 DESCRIPTIVE HEADINGS. The descriptive headings of this Registration Rights Agreement are inserted for convenience only and do not constitute a part of this Registration Rights Agreement.

           9.9 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Registration Rights Agreement will be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

           9.10 ENTIRE AGREEMENT. This Registration Rights Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect of the subject matter contained herein. This Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           9.11 NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Registration Rights Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile transmission, sent to the recipient by reputable express courier service (charges prepaid) or three business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each Holder at the address indicated on the records of the Client and to the Client at the address set forth in the Agreement or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

           9.12 CONFIDENTIALITY. The Client shall hold in strict confidence and shall not disclose information with respect to sales of Common Stock by any Holder, including the fact of such sales, the amount of such sales and the timing of such sales, except as such information shall become public without violation of this Section 9.12, as may be required by applicable law, rules or regulations or with the express written consent of such Investor.

      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written,

                                       Ultimate Sports Entertainment Inc.


                                       By: /s/ Frederick R. Licht
                                           Frederick R. Licht, President


                                       NOBLE HOUSE OF BOSTON, INC.

                                       By: /s/ Douglas Carley
                                           Douglas Carley, President